AMENDMENT TO
AMENDED AND RESTATED FUND ADMINISTRATION SERVICING AGREEMENT

        This Amendment to the Amended and Restated Fund Administration Servicing Agreement (this “Amendment”), dated February 22, 2011, is made and entered into by and among LKCM Funds, a Delaware business trust (“Trust”), and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

WHEREAS, the Trust and USBFS are parties to that certain Amended and Restated Fund Administration Servicing Agreement, dated November 17, 2009 (the “Agreement”).

WHEREAS, the Board of Trustees of the Trust has approved the establishment of the LKCM Small-Mid Cap Equity Fund (the “Fund”), a new series of the Trust; and

WHEREAS, the parties desire to amend the Agreement to extend the terms and provisions thereof to the Fund;

NOW, THEREFORE, the parties hereby agree as follows:

1.           Amendment.  Effective as of the date hereof, Exhibit A of the Agreement shall be replaced in its entirety by Exhibit A attached to this Amendment.

2.           Full Force and Effect.  Except as expressly set forth herein, the Agreement, as amended hereby, shall remain in full force and effect.

* * * * * * *

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed effective as of the date first written above.

LKCM FUNDS	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Jacob D. Smith	By: /s/ Michael R. McVoy

Name: Jacob D. Smith	Name: Michael R. McVoy

Title: Chief Financial Officer /Chief Compliance Officer	Title: Executive Vice President

EXHIBIT A

Separate Series of LKCM Funds

Name of Series
LKCM Small Cap Equity Fund (Institutional Class)
LKCM Small Cap Equity Fund (Adviser Class)
LKCM Equity Fund (Institutional Class)
LKCM Equity Fund (Adviser Class)
LKCM Balanced Fund
LKCM Fixed Income Fund
LKCM International Fund
LKCM Aquinas Growth Fund
LKCM Aquinas Value Fund
LKCM Aquinas Small Cap Fund
LKCM Small-Mid Cap Equity Fund (Institutional Class)
LKCM Small-Mid Cap Equity Fund (Adviser Class)

LKCM Funds FUND ADMINISTRATION & COMPLIANCE SERVICES ANNUAL FEE SCHEDULE Effective May 1, 2011

LKCM Small Cap Equity Fund
Annual fee based upon assets per fund
 [  ] basis points on the first $[  ]  million
 [  ]  basis points on the next $[  ] million
 [  ] basis points on the balance
 Minimum annual fee:  $[  ] first fund

LKCM Equity Fund
Annual fee based upon assets per fund
 [  ] basis points on the first $[  ] million
 [  ]  basis points on the next $[  ] million
 [  ]  basis points on the balance
  Minimum annual fee:  $[  ] first fund

LKCM Balanced Fund
Annual fee based upon assets per fund
 [  ] basis points on the first $[  ] million
 [  ]  basis points on the next $[  ] million
 [  ]  basis points on the balance
  Minimum annual fee:  $[  ] first fund

LKCM Fixed Income Fund
Annual fee based upon assets per fund
 [  ] basis points on the first $[  ] million
 [  ] basis points on the next $[  ]  million
 [  ] basis points on the balance
  Minimum annual fee:  $[  ] first fund

LKCM International Fund
Annual fee based upon assets per fund
 [  ] basis points on the first $[  ]  million
 [  ]  basis points on the next $[  ]  million
 [  ]  basis points on the next $[  ] million
 [  ] basis points on the balance
  Minimum annual fee:  $[  ] first fund

LKCM Smid-Cap Equity Fund
Annual fee based upon assets per fund
 [  ] basis points on the first $[  ] million
 [  ]  basis points on the next $[  ]  million
 [  ] basis points on the balance
  Minimum annual fee:  $[  ] first fund

CCO Support Services - $[  ] per year

Extraordinary services - quoted separately

Plus out-of-pocket expenses, including but not limited to:
 Postage, Stationery
 Programming, Special Reports
 Proxies, Insurance
 EDGAR filing
 Retention of records
 Federal and state regulatory filing fees
 Certain insurance premiums
 Expenses from board of directors meetings
 Auditing and legal expenses
 Blue Sky conversion expenses (if necessary)
 All other out-of-pocket expenses

Fees are billed monthly.